Exhibit 4.1

FORM OF SPECIMEN OF COMMON STOCK CERTIFICATE

FACE OF DOCUMENT

MC

MEDAREX, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

COMMON STOCK

CUSIP 583916 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.01 EACH OF

MEDAREX, INC.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation of the Corporation, as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its authorized officers.

Dated:

[SEAL]

[SIGNATURE]

SECRETARY

[SIGNATURE]

PRESIDENT

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

(JERSEY CITY, N.J.)

BY

TRANSFER AGENT

AUTHORIZED OFFICER

BACK OF DOCUMENT

THE CORPORATION IS AUTHORIZED TO ISSUE COMMON STOCK, PAR VALUE $.01 PER SHARE AND PREFERRED STOCK, PAR VALUE $1.00 PER SHARE. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF EACH SUCH CLASS AS WELL AS THE AUTHORITY OF THE BOARD OF DIRECTORS TO EFFECT SUCH CLASSES OR ANY SERIES THEREOF.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common

TEN ENT-as tenants by the entireties

JT TEN-as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT- Custodian
(Cust)	(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may be used though not in the above list.

For value received,                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Medarex, Inc. (the “Company”) and the Rights Agent thereunder (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or behalf of such Person or by any subsequent holder, may become null and void.